Exhibit 99.1

OSS Closes ATM Program; Raised $2.5 Million

ESCONDIDO, Calif., – August 27, 2019 – One Stop Systems, Inc. (Nasdaq: OSS), has closed out its at-the-market (ATM) equity offering program after raising net proceeds of $2.5 million.

“We are pleased to have completed our equity raise which further strengthens the cash position on our balance sheet,” said Steve Cooper, president and CEO. “We met our funding target and raised funds in a manner intended to minimize any impact on our stock price. Over 90% of the funds were raised through block sales to long-term investors. These include investors who receive tax incentives if they hold the stock long-term and another long-term investor. Now with the raise complete, we have terminated the ATM facility.”

As previously announced, $1.73 million worth of the shares issued under the offering were acquired by a group of individuals who invested pursuant to Internal Revenue Code (IRC) Section 1202 that provides a tax incentive for taxpayers to invest in small businesses. The underlying purpose of Section 1202 allows for a capital gains exemption from federal income tax on the sale of small business stock that is held for at least five years.

The shares of common stock, which were sold through Noble Capital Markets, are more fully described in a registration statement on Form S-3 (the “Registration Statement”) which was filed with the Securities and Exchange Commission on May 15, 2019 and became effective on June 19, 2019. The final prospectus (the “Prospectus”) was filed on June 26, 2019.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

For additional details, please see the company’s Form 8-K filed today and posted to SEC Filings page on its website.

About One Stop Systems

One Stop Systems, Inc. (OSS) designs and manufactures innovative specialized high-performance computing modules and systems, including customized servers, compute accelerators, expansion systems, flash storage arrays and ION Accelerator storage software. These products are used for deep learning, AI, defense, finance and entertainment applications, and empower scientists, engineers, creators and other professionals to push the boundaries of their industries.

For more information, go to www.onestopsystems.com.

Important Cautions Regarding Forward-Looking Statements

One Stop Systems (OSS) cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding the company’s expected growth in 2019. The inclusion of forward-looking statements should not be regarded as a representation by One Stop Systems that any of its plans will be achieved.

Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation, risks associated with maintaining performance standards, continuing to fill purchase orders, impacts, costs and other features in the company’s product lines and other risks described in its prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Media Contact:

Katie Rivera

One Stop Systems, Inc.

Tel (760) 745-9883

Email contact

Investor Relations:

Ronald Both or Grant Stude

CMA

Tel (949) 432-7557

Email contact